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                                                                    EXHIBIT 8(b)

                          FUND PARTICIPATION AGREEMENT



This Agreement is entered into as of the ______ day of __________________, l994, between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY ("Insurance Company"), a life insurance company organized under the laws of the State of Texas, and DREYFUS VARIABLE INVESTMENT FUND ("Fund"), an unincorporated business trust, organized under the laws of the Commonwealth of Massachusetts.


                                   ARTICLE I
                                  DEFINITIONS

1.1      "Act" shall mean the Investment Company Act of 1940, as amended.

1.2 "Board" shall mean the Board of Trustees of the Fund having the responsibility for management and control of the Fund.

1.3 "Business Day" shall mean any day for which the Fund calculates net asset value per share as described in the Fund's Prospectus.

1.4      "Commission" shall mean the Securities and Exchange Commission.

1.5 "Contract" shall mean the variable annuity contract(s) issued by Insurance Company as specified in Schedule A hereto, as it may be amended from time to time by mutual agreement of the parties hereto, that uses the Fund as an underlying investment medium.

1.6 "Contractholder" shall mean any owner of a Contract with a Participating Company. Individuals who participate under a group Contract are "Participants".

1.7 "Disinterested Board Members" shall mean those members of the Board that are not deemed to be "interested persons" of the Fund, as defined by the Act.

1.8 "Dreyfus" shall mean The Dreyfus Corporation and its affiliates, including Dreyfus Service Corporation.

1.9 "Participating Companies" shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.





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1.10     "Prospectus" shall mean the Fund's current prospectus and statement of additional information, as it relates specifically and only to those Series offering shares to the Insurance Company, as most recently filed with the Commission.

1.11 "Separate Account" shall mean the separate investment account(s) as specified in Schedule B hereto, as it may be amended from time to time by mutual agreement of the parties hereto, established by Insurance Company in accordance with the laws of the State of Texas.

1.12 "Software Program" shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share. Such Program may include the Lion System. In situations where the Lion System or any other Software Program used by the Fund is not available, such information may be provided by telephone. The Lion System shall be provided to Insurance Company at no charge.

1.13 "Insurance Company's General Account" shall mean the general account of Insurance Company.


                                   ARTICLE II
                                REPRESENTATIONS

2.1 Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established each Separate Account pursuant to the Section 3.75 of the Texas Insurance Code for the purpose of offering to the public certain variable annuity contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts.

2.2 Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of l933, as amended ("1933 Act"); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund; and (d) the Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting variable annuity contracts or variable life insurance contracts.

2.3 Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without





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         regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of each Separate Account are and will be kept separate from Insurance Company's General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company except to the extent of assets of a Separate Account in excess of the reserves and other liabilities of that Separate Account.

2.4 Fund represents and warrants that the Fund is registered with the Commission under the Act as an open-end management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for Fund to operate and offer its shares as an underlying investment medium for Participating Companies. The Fund has established eight series of shares (each, a "Series") and may in the future establish other series of shares.

2.5 Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it shall be operated and its assets shall be managed and invested so as to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6 Insurance Company represents and warrants that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and Dreyfus immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.7 Fund represents and warrants that the Fund's assets shall be managed and invested in a manner that complies with the requirements of
         Section 817(h) of the Code. The Fund also represents and warrants that the Series specified in Schedule C shall be managed and invested in a manner that complies with the requirements of Section 5(b)(1) of the Act.

2.8 Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make Series shares available to other Participating Companies and Contractholders.

2.9 Fund represents and warrants that any of its trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required, treating each





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         Series of the Fund as a separate investment company, by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11 Insurance Company agrees that Dreyfus shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.


                                  ARTICLE III
                                  FUND SHARES

3.1 The Contracts funded through the Separate Account will provide for the investment of certain amounts in the Series' shares.

3.2 Fund agrees to make the shares of its Series specified in Schedule C available through its principal underwriter for purchase by Insurance Company and each Separate Account at the then applicable net asset value per share on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing and subject to Section 10.3 of this Agreement, it is understood and agreed that the Fund may refuse to sell the shares of any Series to any person, or suspend or terminate the offering of the shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Series.

3.3 Fund agrees that, except for any shares sold to Dreyfus in connection with the establishment of a series, shares of the Fund will be sold only to Participating Companies and their separate accounts and to the general accounts of those Participating Companies and their affiliates. No shares of any Series will be sold to the general public.

3.4 Fund shall use its best efforts to make closing net asset value, dividend and capital gain information for each Series available on a per-share and Series basis to Insurance Company by 6:00 p.m. Eastern Time on each Business Day. If the Fund provides Insurance Company with the incorrect share net asset value information for any Series through no fault of Insurance Company, Insurance Company, on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or





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         redeemed to reflect the correct share net asset value.  Any error in the calculation of net asset value, dividend and capital gain information for a Series greater than or equal to $.01 per share of such Series, shall be reported immediately upon discovery to Insurance Company. Any error of a lesser amount shall be corrected in the next Business Day's net asset value per share for the Series in question.

3.5 At the end of each Business Day for which Insurance Company computes unit values for a Separate Account, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day's Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Series shares which will be purchased or redeemed at that day's closing net asset value per share for such Series. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 11:00 a.m. Eastern Time on the Business Day next following Insurance Company's receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company's General Accounts shall be effected at the net asset value per share of the relevant Series next calculated after receipt of the order by the Fund or its Transfer Agent.

3.6 Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Series for the Separate Account. Fund will execute orders for any Series at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent ("effective trade date"), provided that the Fund receives notice of such orders by 11:00 a.m. Eastern Time on the next following Business Day and, if such orders request the purchase of Series shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Series that does not satisfy the conditions specified above and in
         Section 3.8, as applicable, will be effected at the net asset value computed for such Series on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7 Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8 If Insurance Company's order requests the purchase of Series shares, Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 12:00 noon Eastern Time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if Fund receives payment in Federal Funds by 12:00 midnight Eastern Time on the Business Day the Fund receives the notice of the





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         order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 12:00 noon Eastern Time on such Business Day, Insurance Company shall promptly upon the Fund's request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request.
         If Insurance Company's order requests a net redemption resulting in a payment of redemption proceeds to Insurance Company, the Fund shall wire the redemption proceeds to Insurance Company by the next Business Day, unless doing so would require the Fund or a Series to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to Insurance Company within seven days and the Fund shall notify the person designated in writing (in accordance with Article XII of this Agreement) by Insurance Company as the recipient for such notice, of such delay by 3:00 p.m. Eastern Time the same Business Day that Insurance Company transmits the redemption order to the Fund. If Insurance Company's order requests the application of redemption proceeds from the redemption of shares of a Series to the purchase of shares of another Series or another fund managed or distributed by Dreyfus, the Fund shall so apply such proceeds the same Business Day that Insurance Company transmits such order to the Fund. If, however, such redemption of shares would require the redeeming Series to dispose of portfolio securities or otherwise incur additional costs, the Fund shall have until seven days after the receipt of the order to apply the redemption proceeds to the purchase of shares of another Series or another fund, provided that at such time there is no prohibition or other formal objection of the SEC or applicable state insurance regulatory authority to such a delay in the application of redemption proceeds by the Fund or Insurance Company and provided further that the Fund notifies Insurance Company of such delay within the same time and in the same manner as in the case of a delay in the payment of redemption proceeds.

3.9 Fund has the obligation to ensure that Series shares are registered with applicable federal agencies at all times.

3.10 Fund shall confirm each purchase or redemption order made by Insurance Company. Transfer of Series shares shall be by book entry only. No share certificates shall be issued to Insurance Company. Insurance Company shall record shares ordered from Fund in an appropriate title for the corresponding account.

3.11 Fund shall credit Insurance Company with the appropriate number of shares.

3.12 On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Series. All dividends and capital gains of any Series shall be automatically reinvested in additional shares of the relevant Series at the applicable net asset value per share of such Series on the payable date. Fund shall, on the day after





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         the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.


                                   ARTICLE IV
                             STATEMENTS AND REPORTS

4.1 Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company's accounts by the fifteenth (15th) Business Day of the following month.

4.2 Upon request and subject to Article V hereof, Fund shall distribute to Insurance Company copies of the Fund's Prospectuses, proxy solicitation materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request, to permit timely distribution to each Contractholder and Participant. Insurance Company agrees to make timely distribution of such materials to each Contractholder and Participant to the extent required by law.

4.3 Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.4 Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

4.5 Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.



                                   ARTICLE V
                                    EXPENSES

5.1 The charge to the Fund for all expenses and costs of each Series, including but not limited





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         to management fees, administrative expenses and legal and regulatory costs, shall be made in the determination of the relevant Series' daily net asset value per share so as to accumulate to an annual charge at the rate set forth in the Fund's Prospectus. Brokerage commissions, transaction fees and extraordinary expenses will be charged to the appropriate Series, but will be excluded from the calculation of expenses and costs described in the immediately preceding sentence.

5.2 The Fund shall not be charged for the costs of printing and distributing to prospective Contractholders or for use in the marketing of the Contracts, copies of the Prospectus or supplements thereto, notices, proxy solicitation materials, periodic reports or other printed materials. However, the Fund shall be charged for the costs of printing such materials for existing Contractholders who have Contract values allocated to the Fund.

                                   ARTICLE VI
                                EXEMPTIVE RELIEF

6.1 Insurance Company has reviewed a copy of the order dated December 23, 1987 of the Securities and Exchange Commission under Section 6(c) of the Act and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at no cost and expense to the Fund, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

         (a) Withdrawing the assets allocable to the Separate Account from the Series and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders; and/or

         (b)     Establishing a new registered management investment company.

6.3 If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority





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         position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board's election, to withdraw the Separate Account's investment in the Fund.

6.4 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5 No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, this Article VI.

                                  ARTICLE VII
                             VOTING OF FUND SHARES

7.1 Fund shall provide Insurance Company with copies, subject to Article V of this Agreement, of the Fund's proxy solicitation materials, reports to shareholders and other communications to shareholders in a timely manner and in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants.

         Insurance Company shall:

         (a) solicit voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;

         (b) vote the Series shares in accordance with instructions received from Contractholders or Participants; and

         (c) vote Series shares for which no instructions have been received in the same proportion as Series shares for which instructions have been received.

         Insurance Company agrees at all times to vote its General Account shares in the same proportion as Series shares for which instructions have been received from Contractholders or Participants. Insurance Company further agrees to be responsible for assuring that voting Fund shares for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.2 Except to the extent otherwise prohibited or required by applicable federal or state law,





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         Insurance Company agrees that it shall not, without the prior written consent of the Fund and Dreyfus, solicit, induce or encourage Contractholders to (a) change or supplement the Fund's current investment adviser or (b) change, modify, substitute, add to or delete the Fund from the current investment media for the Contracts.


                                  ARTICLE VIII
                         MARKETING AND REPRESENTATIONS

8.1 The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

         (a)     Current Prospectus and any supplements thereto;

         (b)     other marketing materials.

         Expenses for the production of such documents shall be charged in accordance with Article V of this Agreement.

8.2 Insurance Company shall authorize certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall require of each person authorized to solicit applications for the sale of the Contracts that such person make reasonable efforts to market the Contracts and to comply with applicable federal and state laws in connection therewith.

8.3 Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received by Insurance Company within ten Business Days after receipt by the Fund of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt. The Fund shall hold confidential all sales literature and other promotional material furnished by Insurance Company pursuant to this section except (a) as reasonably requested by court or administrative agency (provided the Fund gives Insurance Company sufficient prior notice to contest any request for disclosure) or (b) to designated employees who require it solely and only for the purpose of approving such sales literature or and other promotional material for use. The Fund may not use or employ the sales literature or promotional material, directly or indirectly, for any other purpose. All sales literature or promotional material acquired by the Fund pursuant to this section shall be and remain the property of Insurance Company.





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8.4      Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Series in connection with the sale of the Contracts other than the information or representations contained in the then-effective registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5 Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund's sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received by the Fund within ten Business days after receipt of such material by Insurance Company. Insurance Company shall use all reasonable efforts to respond within ten days of receipt by Insurance Company.

8.6 Fund shall not, in connection with the sale of Series shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as it may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

                                   ARTICLE IX
                                INDEMNIFICATION

9.1 Insurance Company agrees to indemnify and hold harmless the Fund, Dreyfus, any





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         sub-investment adviser of a Series, and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the "Indemnified Parties" for purposes of Section 9.1), against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements prepared by the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Series' shares are an underlying investment; (c) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Series' shares; (d) arise out of Insurance Company's incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (e) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (a) and (b) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund or by Dreyfus or any of its affiliates specifically for use therein. This indemnity agreement shall be in addition to any liability which Insurance Company may otherwise have.

9.2 The Fund agrees to indemnify and hold harmless Insurance Company and its affiliates, and each of their respective directors, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act against any losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claims asserted) for which Insurance Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof)
         (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements prepared by the Fund; (b) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements prepared by the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (c) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on written information provided to Insurance Company by the Fund; and the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company or its affiliates specifically for use therein. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3 The Fund shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund's (a) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Series; (b) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (c) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company.

9.4 Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this
         Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

         A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.


                                   ARTICLE X
                          COMMENCEMENT AND TERMINATION

10.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2 This Agreement shall terminate without penalty as to one or more Series at the option of the terminating party in accordance with the following provisions:

         a. At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

         b. At the option of Insurance Company, if shares of any Series are not reasonably available to meet the requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

         c. At the option of Insurance Company, upon the institution of formal proceedings against the Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company's reasonable judgment, materially impair the Fund's ability to meet and perform the Fund's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

         d. At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund's reasonable judgment, materially impair Insurance Company's ability to meet and perform Insurance Company's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

         e. At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or Dreyfus, the Fund shall have notified Insurance Company in writing of such determination and its intent to terminate this Agreement, and after consideration on the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

         f. At the option of Insurance Company after having been notified by the Fund of a termination or proposed termination of the Investment Advisory Agreement between the Fund and Dreyfus or its successors, which notice the Fund shall provide promptly to Insurance Company, the effective date of termination of this Agreement to be as determined by Insurance Company;

         g. In the event the Fund's shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;


         h. At the option of the Fund upon a reasonable determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

         i. At the option of the Fund if the Contracts cease to qualify as annuity contracts under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

         j. At the option of any party to this Agreement, upon another party's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the other parties within ten days after written notice of such breach is delivered to the party committing the breach;

         k. At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law;

         l. At the option of Insurance Company, if Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that the investment adviser to the Fund has suffered a material adverse change in its business or financial condition, or the Fund or the investment adviser to the Fund is the subject of material adverse publicity, and such material adverse change or material adverse publicity is likely to have a material adverse impact on the sale of the Contracts and/or the operations or business reputation of Insurance Company, the Insurance Company shall have notified the Fund in writing of such determination and its intent to terminate this Agreement, and after consideration on the actions taken by the Fund or the investment adviser to the Fund and any other changes in circumstances since the giving of such notice, such determination of Insurance Company shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination; or

         m. Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

         Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3     Notwithstanding any termination of this Agreement pursuant to Section
         10.2 hereof, the Fund may, at its option, continue to make available additional Series shares for so long as the Fund desires pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund so elects to make additional Series shares available, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Series, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section
         10.2 hereof, the Fund and Dreyfus, as promptly as is practicable under the circumstances, shall notify Insurance Company whether the Fund shall elect to continue to make Series shares available after such termination. If Series shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect and thereafter either the Fund or Insurance Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be more than six months prior to termination. In determining whether to elect to continue to make available additional Fund shares, the Fund shall act in good faith, giving due consideration to the interests of existing shareholders, including holders of Existing Contracts.


                                   ARTICLE XI
                                   AMENDMENTS

11.1 Any other changes in the terms of this Agreement shall be made by agreement in writing between Insurance Company and Fund.

                                  ARTICLE XII
                                     NOTICE

12.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

Insurance Company:        The Variable Annuity Life Insurance Company
                                           2929 Allen Parkway, L4-01
                                           Houston, Texas  77019
                                           Attn:  Cynthia Toles, Secretary

Fund:                     Dreyfus Variable Investment Fund
                                           200 Park Avenue
                                           New York, New York 10166
                                           Attn: Daniel C. Maclean, Secretary

with copies to:           Stroock & Stroock & Lavan
                                           7 Hanover Square
                                           New York, New York 10004-2696
                                           Attn: Lewis G. Cole, Esq.
                                                Stuart H. Coleman, Esq.


         Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.


                                  ARTICLE XIII
                                 MISCELLANEOUS

13.1 This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.


                                  ARTICLE XIV
                                      LAW

14.1 This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

                                               THE VARIABLE ANNUITY LIFE
                                                   INSURANCE COMPANY


                                       By:
                                          --------------------------------------

                                      Its:
                                          --------------------------------------



Attest:
        --------------------------------



                                      DREYFUS VARIABLE INVESTMENT FUND


                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------



Attest:
       ---------------------------------

                                  Schedule A

                        VALIC Variable Annuity Contracts

Form Number                               Name
-----------                               ----
UITG-194              Group Fixed and Variable Deferred Annuity Contract

UIT-194               Individual Fixed and Variable Deferred Annuity Contract

UTN-194               Individual Fixed and Variable Nonqualified Deferred
                      Annuity Contract

UIT-IRA-194           Individual Fixed and Variable Deferred Retirement
                      Annuity Contract

IRA-SEP-194           Individual Fixed and Variable Simplified Employee Pension
                      Annuity Contract

                                  Schedule B

                       VALIC Segregated Asset Accounts



                                          Date of Resolution of Company's Board
Name of Account                               which Established the Account
---------------                           --------------------------------------
The Variable Annuity Life Insurance Company
 Separate Account A                                            April 18, 1979

                                   Schedule C

                   Series of Dreyfus Variable Investment Fund
                         Available Under the Contracts:


Small Cap Portfolio